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                                                                   EXHIBIT 10.2

                             STOCK PURCHASE OPTION



         This Stock Purchase Option is granted on this 17th day of June, 1999, by XETA Corporation, an Oklahoma corporation ("XETA"), to Jon A. Wiese ("Wiese") in conjunction with and pursuant to the terms of his employment by XETA.

                                    RECITALS

         WHEREAS, XETA has hired Wiese as XETA's President, and Wiese has accepted such employment on this date and will take office on August 2, 1999; and

         WHEREAS, as an inducement to Wiese to accept such employment and as part of the compensation to be paid to him as President of the Company, XETA agreed to grant Wiese options to purchase 200,000 shares of XETA's common stock, par value $.10 per share;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, XETA hereby grants the following Stock Purchase Option to Wiese:

1. Option to Purchase. XETA hereby grants to Wiese the option to purchase 200,000 shares of common stock, par value $.10 per share, of XETA (the "Options"), subject to the terms and conditions set forth herein. The shares to be issued from time to time upon exercise of the Options shall be unregistered and "restricted" as that term is defined in Rule 144 of the rules to the Securities Act of 1933, as amended.

2. Vesting of Options. The Options shall vest in Wiese in four installments of 50,000 shares each on the 2nd day of August, 1999, 2000, 2001 and 2002. Any unvested Options shall terminate and become void in the event of termination of Wiese's employment with XETA for any reason (including death).

3. Exercise of Options. The Options shall be exercisable from time to time in whole or in part for a period of ten (10) years from and after the date of vesting (the "Option Period"). The Options shall be exercisable by Wiese only and shall not be assignable or transferable except as provided in Section 5 below. Subject to the conditions and limitations set forth herein, the Options shall be exercisable by delivering to XETA on any business day prior to expiration of the Option Period (i) a written notice specifying the number of shares Wiese desires to purchase, and (ii) cash or certified funds in payment of the exercise price. Such items shall be sent to XETA at its corporate headquarters, addressed to the attention of Chief Financial Officer.


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4. Purchase Price. The exercise price of the Options shall be $23.25 per share, representing the fair market value of the Company's stock on the date of grant.

5. Death of Wiese. In the event of the death of Wiese, any Options not vested prior to death shall be forfeited and become void; and any Options that were vested prior to death may be exercised by the estate of Wiese or by a person who acquires the right to exercise such Option by bequest or inheritance from Wiese, subject to the same conditions upon exercise to which Wiese was subject.

6. Termination of Employment. In the event of the termination of Wiese's employment for any reason, any options not vested prior to such termination shall be forfeited and become void.

7. Adjustment. In the event the outstanding shares of common capital stock of XETA as a whole are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of XETA, whether through stock dividends, stock splits, reclassifications, merger, or the like, an approximate and proportionate adjustment shall be made in the number, kind and per share exercise price of shares subject to any unexercised portion of the Options. Any such adjustment shall be made without a change in the total price applicable to the unexercised portion of the Options, but with a corresponding adjustment in the price for each share covered by the Options.

         IN WITNESS WHEREOF, the undersigned has caused this Stock Purchase Option to be executed on the day and year first above written.

                                                     XETA Corporation


                                                     /s/ Jack R. Ingram
                                                     President


Accepted as of the 17th day of June, 1999.


/s/ Jon A. Wiese